Exhibit 4.4

Permanent Registered Fixed-to-Floating Rate Global Note

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY FOR EUROCLEAR BANK SA/NV AND CLEARSTREAM BANKING, S.A. (EACH, A "DEPOSITARY") OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE TO THE DEPOSITARY, TO A NOMINEE FOR THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO AMERICAN EXPRESS COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, AS NOMINEE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK MELLON, AS TRUSTEE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

AMERICAN EXPRESS COMPANY

3.835% Fixed-to-Floating Rate Notes due June 16, 2034

€750,000,000

No. 1	CUSIP: U02581 AK9
CC: 340896874	ISIN: XS3408968744

AMERICAN EXPRESS COMPANY, a New York corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, as nominee of The Bank of New York Mellon, London Branch, a common depositary (the "Depositary") for Euroclear Bank SA/NV ("Euroclear") and Clearstream Banking, S.A. ("Clearstream"), or their registered assigns, (a) the principal amount shown above and (b) accrued and unpaid interest, if any, on the principal amount then outstanding at the interest rate and on the interest payment dates, each as specified in the prospectus supplement attached hereto as Annex I and delivered herewith (together with any prospectuses, prospectus supplements or other supplements referenced therein (however titled), the "Prospectus").

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and in the Prospectus, which further provisions shall have the same effect as though fully set forth in this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual, facsimile or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, AMERICAN EXPRESS COMPANY has caused this instrument to be duly executed.

Dated:         ,

TRUSTEE'S CERTIFICATE	AMERICAN EXPRESS COMPANY
OF AUTHENTICATION

This is one of the Securities described in the within-mentioned Indenture.	By:

Attest:

By:

THE BANK OF NEW YORK MELLON
As Trustee

By:

(Reverse of Global Note)

AMERICAN EXPRESS COMPANY

3.835% Fixed-to-Floating Rate Notes due June 16, 2034

€750,000,000

No. 1

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under an indenture dated as of August 1, 2007, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (the "Trustee"), as supplemented by the first supplemental indenture dated as of February 12, 2021 and the second supplemental indenture dated as of May 1, 2023, each between the Company and the Trustee (as so supplemented and as may be further supplemented from time to time, hereinafter called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which Securities are and are to be authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption or repurchase provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants, Events of Default or Covenant Breaches and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated 3.835% Fixed-to-Floating Rate Notes due June 16, 2034 (the "Notes"). Additional notes on the same terms and conditions and with the same CUSIP number as those of the Notes may be issued by the Company without the consent of the Holders of the Notes. Such further notes shall be consolidated and form a single series with the Notes.

Initially, The Bank of New York Mellon, London Branch, will act as Paying Agent. The Company may change the Paying Agent without notice to any Holder. Payment of the principal of, and interest on, this Note will be made in immediately available funds at the office or agency of the Paying Agent maintained for that purpose in London, England; provided, however, that (A) at the option of the Company payment of interest on any Note issued in definitive form will be payable (i) by a check mailed to the address of the person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer in immediately available funds at the place and to the account as the Person entitled thereto may designate, as specified in the Security Register in writing no later than the fifteenth day immediately preceding the relevant Interest Payment Date and (B) payment on any Note issued as a Global Security deposited with, or on behalf of, a common depositary, and registered in the name of the common depositary (or its nominee) for the accounts of Clearstream and Euroclear will be made through the facilities of the common depositary.

Except as specified in the Prospectus, all payments of principal and interest, including payments made upon any redemption of the Notes, and additional amounts, if any, in respect of the Notes will be payable in euros.

Redemption

If so specified in the Prospectus, the Company may, at its option, redeem this Note in whole or in part, on the redemption date specified in the Prospectus and at the redemption price specified therein. Provisions regarding requirements and procedures for redemption, if other than as set forth in the Indenture, will be set forth in the Prospectus.

Unless otherwise specified in the Prospectus, this Note will not be subject to any sinking fund.

Other Terms

The Indenture contains provisions for defeasance and discharge at the Company's option of either the entire principal of all the Notes of any series or of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth therein.

If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. No other defaults under or breaches of the Indenture or terms of the Notes will result in an Event of Default, whether after notice, the passage of time or otherwise, and therefore none of such events (even if constituting a Covenant Breach) will result in a right of acceleration of payment of the outstanding principal amount of the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series affected thereby. The Indenture also permits, with certain exceptions as therein provided, the Holders of not less than a majority in aggregate principal amount of outstanding Notes of any series, on behalf of the holders of all the Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to a series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain exceptions therein set forth, the transfer of this Note is registrable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee to be maintained for that purpose in the City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations set forth in the Prospectus. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

This Note is a Global Security and will only be exchangeable for a Note in definitive form if (i) the Depositary with respect to this Global Security notifies the Company in writing that it is unwilling or unable to continue as Depositary for such Global Security and the Company does not appoint a successor Depositary within 90 days, or if both Clearstream and Euroclear have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available (ii) the Company executes and delivers to the Trustee a Company Order that this Global Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes.

No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

In case this Note shall at any time become mutilated, destroyed, stolen or lost and this Note or evidence of the loss, theft, or destruction hereof (together with such indemnity and such other documents or proof as may be required by the Company or the Trustee) shall be delivered to the principal corporate trust office of the Trustee, a new Note of like tenor and Principal Amount will be issued by the Company in exchange for, or in lieu of, this Note. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the holder of this Note.

Holders of Securities may not enforce their rights pursuant to the Indenture or the Note except as provided in the Indenture.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture, and all terms used in this Note that are defined in the Prospectus shall have the meanings assigned to them in the Prospectus. In the event of any inconsistency between the definitions in the Indenture and the definitions in the Prospectus, the definitions in the Prospectus shall govern.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Prior to due presentment for registration of transfer, the Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the Holder hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

Annex I

Prospectus Supplement dated June 10, 2026 to Prospectus dated February 9, 2024, as filed with the Securities and Exchange Commission on June 11, 2026.